Exhibit 99.2

Capital Power Income L.P.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Three months ended		Nine months ended
	September 30		September 30
(unaudited)	2011	2010	2011	2010
(In millions of Canadian dollars except units
and per unit amounts)

Revenues	$116.2	$140.7	$377.7	$382.2
Cost of fuel	58.0	57.8	167.5	174.7
Operating and maintenance expense	26.3	24.9	78.7	71.7
	31.9	58.0	131.5	135.8
Other costs (income)
Depreciation	20.9	26.2	66.4	74.1
Impairments	—	46.8	—	46.8
Administrative and other expenses	6.8	5.3	20.6	10.9
Finance costs (Note 4)	10.8	11.2	32.3	32.6
Finance income	—	—	—	(1.8)
Income (loss) before income tax	(6.6)	(31.5)	12.2	(26.8)

Income tax recovery	(3.1)	(8.1)	(1.9)	(19.0)

Net income (loss)	$(3.5)	$(23.4)	$14.1	$(7.8)

Attributable to:
Equity holders of the Partnership	(7.0)	(26.8)	3.5	(18.4)
Preferred share dividends of a subsidiary company	3.5	3.4	10.6	10.6
	$(3.5)	$(23.4)	$14.1	$(7.8)

Income (loss) per unit attributable to the equity holders of the Partnership (basic and diluted)	$(0.12)	$(0.49)	$0.06	$(0.34)

Weighted average units outstanding (millions)	56.6	55.2	56.3	54.8

See accompanying notes to the condensed interim consolidated financial statements.

Capital Power Income L.P.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three months ended		Nine months ended
	September 30		September 30
(unaudited)	2011	2010	2011	2010
(In millions of Canadian dollars)

Income (loss) for the period	$(3.5)	$(23.4)	$14.1	$(7.8)

Other comprehensive income (loss), net of income tax
Cash flow hedges:
Amortization of deferred gains on derivative instruments de-designated as cash flow hedges to income (1)	(0.1)	(0.1)	(0.3)	(0.3)
Unrealized gains (losses) on derivative instruments designated as cash flow hedges(2)	1.8	(24.3)	1.6	(49.1)
Ineffective portion of cash flow hedges reclassified to income for the period(3)	0.2	—	1.5	0.8
Net investment in foreign operations:
Gain (loss) on translating investment in foreign operations(4)	41.0	(18.6)	26.8	(11.6)
Available for sale financial asset:
Net change in fair value of investment(5)	(3.7)	2.3	(2.8)	4.4
	39.2	(40.7)	26.8	(55.8)

Total comprehensive income (loss) for the period:	$35.7	$(64.1)	$40.9	$(63.6)

Attributable to:
Equity holders of the Partnership	$32.2	$(67.5)	$30.3	$(74.2)
Preferred share dividends of a subsidiary company	3.5	3.4	10.6	10.6

(1) Net of income tax expense of $nil and $nil (2010 - $nil and $nil) for the three and nine months ended September 30, 2011.

(2) Net of income tax expense of $0.6 million and $0.4 million (2010 - income tax recovery of $8.7 million and $14.9 million) for the three and nine months ended September 30, 2011.

(3) Net of income tax expense of $0.1 million and $0.5 million (2010 - $nil and $nil) for the three and nine months ended September 30, 2011.

(4) Includes income tax recovery of $2.4 million and $1.5 million (2010 - income tax expense of $1.0 million and $0.6 million) for the three and nine months ended September 30, 2011.

(5) Net of income tax recovery of $1.9 million and $1.4 million (2010 - $1.2 million and $1.8 million) for the three and nine months ended September 30, 2011.

See accompanying notes to the condensed interim consolidated financial statements.

Capital Power Income L.P.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	September 30,	December 31,
(unaudited)	2011	2010
(In millions of Canadian dollars)

ASSETS
Current assets
Cash and cash equivalents	$19.0	$27.5
Trade and other receivables	53.3	52.5
Inventories	12.6	19.5
Prepaids and other	6.9	4.0
Derivative assets (Note 3)	3.0	10.4
Assets classified as held for sale (Note 2)	143.4	—
Total current assets	238.2	113.9

Non-current assets
Derivative assets (Note 3)	12.3	29.7
Other financial assets	67.9	72.5
Deferred tax asset	25.2	38.4
Intangible assets	284.8	290.1
Property, plant and equipment	872.9	958.5
Goodwill	24.8	43.8
Total non-current assets	1,287.9	1,433.0
Total assets	$1,526.1	$1,546.9

LIABILITIES AND PARTNERS’ EQUITY
Liabilities
Trade and other payables	$53.1	$61.5
Derivative liabilities (Note 3)	22.0	21.1
Liabilities classified as held for sale (Note 2)	22.1	—
Total current liabilities	97.2	82.6

Non-current liabilities
Derivative liabilities (Note 3)	70.3	81.9
Loans and borrowings	721.1	704.5
Deferred tax liabilities	10.1	30.1
Decommissioning provision	56.1	50.1
Other liabilities	11.7	7.8
Total non-current liabilities	869.3	874.4
Total liabilities	966.5	957.0

Equity attributable to equity holders of the Partnership
Partners’ capital	1,241.6	1,227.6
Deficit	(853.8)	(782.9)
Accumulated other comprehensive loss	(48.3)	(75.1)
	339.5	369.6
Preferred shares issued by a subsidiary company	220.1	220.3
Total equity	559.6	589.9
Contingencies (Note 6)
Total liabilities and equity	$1,526.1	$1,546.9

See accompanying notes to the condensed interim consolidated financial statements.

Capital Power Income L.P.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ EQUITY

			Available			Equity
		Cumulative	for sale	Cash		attributable to	Non-
(unaudited)	Partnership	translation	financial	flow		the	controlling
(in millions of Canadian dollars)	capital	account*	assets*	hedges*	Deficit	Partnership	interests**	Total
Equity as at January 1, 2011	$1,227.6	$(29.6)	$6.8	$(52.3)	$(782.9)	$369.6	$220.3	$589.9
Net income (loss) for the period	—	—	—	—	3.5	3.5	10.6	14.1
Other comprehensive income (loss):
Amortization of deferred gains on de-designated cash flow hedges	—	—	—	(0.3)	—	(0.3)	—	(0.3)
Unrealized gains on derivative instruments designated as cash flow hedges	—	—	—	1.6	—	1.6	—	1.6
Ineffective portion of cash flow hedges reclassified to income for the period	—	—	—	1.5	—	1.5	—	1.5
Loss on translating investment in foreign operations	—	26.8	—	—	—	26.8	—	26.8
Net change in fair value of investment	—	—	(2.8)	—	—	(2.8)	—	(2.8)
Total comprehensive income (loss)	—	26.8	(2.8)	2.8	3.5	30.3	10.6	40.9

Distributions	—	—	—	—	(74.4)	(74.4)	—	(74.4)
Preferred share dividends paid	—	—	—	—	—	—	(9.8)	(9.8)
Tax on preferred share dividends	—	—	—	—	—	—	(1.0)	(1.0)
Issue of Partnership units	14.0	—	—	—	—	14.0	—	14.0
Equity as at September 30, 2011	$1,241.6	$(2.8)	$4.0	$(49.5)	$(853.8)	$339.5	$220.1	$559.6

			Available
		Cumulative	for sale			Equity	Non-
(unaudited)	Partnership	translation	financial	Cash flow	Retained	attributable to	controlling
(in millions of Canadian dollars)	capital	account*	assets*	hedges*	earnings	the Partnership	interests**	Total
Equity as at January 1, 2010	$1,200.6	$—	$(2.2)	$(3.4)	$(687.5)	$507.5	$220.7	$728.2
Net income (loss) for the period	—	—	—	—	(18.4)	(18.4)	10.6	(7.8)
Other comprehensive income (loss)
Amortization of deferred gains on de-designated cash flow hedges	—	—	—	(0.3)	—	(0.3)	—	(0.3)
Unrealized losses on derivative instruments designated as cash flow hedges	—	—	—	(49.1)	—	(49.1)	—	(49.1)
Ineffective portion of cash flow hedges reclassified to income for the period	—	—	—	0.8	—	0.8	—	0.8
Loss on translating investment in foreign operations	—	(11.6)	—	—	—	(11.6)	—	(11.6)
Net change in fair value of investment	—	—	4.4	—	—	4.4	—	4.4
Total comprehensive income (loss)	—	(11.6)	4.4	(48.6)	(18.4)	(74.2)	10.6	(63.6)

Distributions	—	—	—	—	(72.4)	(72.4)	—	(72.4)
Preferred share dividends paid	—	—	—	—	—	—	(9.8)	(9.8)
Tax on preferred share dividends	—	—	—	—	—	—	(1.1)	(1.1)
Issue of Partnership units	20.2	—	—	—	—	20.2	—	20.2
Equity as at September 30, 2010	$1,220.8	$(11.6)	$2.2	$(52.0)	$(778.3)	$381.1	$220.4	$601.5

See accompanying notes to the condensed interim consolidated financial statements.

* Accumulated other comprehensive loss

** Preferred share dividends of a subsidiary company

Capital Power Income L.P.

CONDENSED INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine months ended
	September 30
(unaudited)	2011	2010
(In millions of Canadian dollars)

Operating activities
Income (loss) before income tax for the period	$12.2	$(26.8)
Adjustments:
Depreciation	66.4	74.1
Fair value changes on derivative instruments	17.9	13.3
Preferred share dividends paid	(9.8)	(9.8)
Principal repayments on finance lease receivable	1.6	1.4
Impairments	—	46.8
Deferred revenue	2.1	2.2
Income taxes paid	(4.4)	(4.3)
Interest expense	29.3	29.1
Interest income	—	(1.8)
Interest paid	(31.9)	(32.5)
Interest received	—	1.8
Other	3.5	2.1
	86.9	95.6
Increase in operating working capital	(5.7)	(15.4)
Cash provided by operating activities	81.2	80.2

Investing activities
Additions to property, plant and equipment	(16.5)	(21.5)
Change in non-operating working capital	(1.7)	(4.5)
Cash used in investing activities	(18.2)	(26.0)

Financing activities
Distributions paid	(60.3)	(52.0)
Net repayments under credit facilities	(6.0)	(1.6)
Repayment of loans and borrowings	—	(1.4)
Cash used in financing activities	(66.3)	(55.0)

Foreign exchange gains (losses) on cash held in a foreign currency	0.8	(0.3)

Decrease in cash and cash equivalents	(2.5)	(1.1)
Cash and cash equivalents, beginning of period	27.5	9.5
Cash and cash equivalents, end of period	$25.0	$8.4

See accompanying notes to the condensed interim consolidated financial statements.

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

September 30, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

1.                        Basis of presentation and conversion to IFRS

These condensed interim consolidated financial statements have been prepared by management of the General Partner in accordance with International Financial Reporting Standards (IFRS) - International Accounting Standard (IAS) 34 Interim Financial Reporting as issued by the International Accounting Standards Board and adopted by the Canadian Institute of Chartered Accountants applicable companies for years beginning on or after January 1, 2011. For prior reporting periods up to and including the year ended December 31, 2010, the Partnership prepared its condensed interim consolidated financial statements in accordance with Canadian generally accepted accounting principles (GAAP). The condensed consolidated interim financial statements do not include all of the information required for full annual financial statements.

An explanation of how the transition to IFRS has affected the financial position, financial performance and cash flows of the Partnership is provided in note 7. This note includes reconciliations of equity and total comprehensive income for comparative periods reported under previous Canadian GAAP to those reported under IFRSs. A reconciliation of equity at the date of transition reported under previous Canadian GAAP to equity reported under IFRSs is included in the condensed interim consolidated financial statements for the first quarter of 2011.

The Partnership’s condensed interim consolidated financial statements are prepared under the historical cost convention, except for the revaluation of the Partnership’s derivative instruments, cash and available for sale financial assets, which are recognized at fair value and certain property, plant and equipment which is recognized at deemed cost as fair value, at January 1, 2010.

Quarterly revenues, income and cash provided by operating activities are affected by seasonal contract pricing, seasonal weather conditions, fluctuations in United States (US) dollar exchange rates, fulfillment of firm energy requirements, natural gas prices, waste heat availability and planned and unplanned plant outages, as well as items outside of the normal course of operations. Quarterly income is also affected by unrealized foreign exchange gains and losses and fair value changes in derivative instruments. The California plants normally generate the majority of their operating margin during the summer months when the plants can earn performance bonuses. Additionally, the plants located on Naval bases earn approximately 75% of their capacity revenue during these months. Revenues, income and cash provided by operating activities from the Partnership’s Ontario plants are generally higher in the winter months (October to March) and lower in the summer months (April to September) due to seasonal pricing under the power purchase arrangements. Revenues and income from the Partnership’s hydroelectric plants are generally higher in the spring months due to seasonally higher water flows.

Use of judgements and estimates

The preparation of the Partnership’s condensed interim consolidated financial statements in accordance with IFRS requires management to make judgements, estimates and assumptions that affect the reported amounts of income, expenses, assets and liabilities as well as the disclosure of contingent assets and liabilities at the date of the condensed interim consolidated financial statements.

The Partnership reviews its estimates and assumptions on an ongoing basis and uses the most current information available and exercises careful judgement in making these estimates and assumptions. Adjustments to previous estimates, which may be material, will be recorded in the period they become known. Actual results may differ from these estimates.

In the opinion of management of the Partnership’s General Partner, these condensed interim consolidated financial statements have been properly prepared within reasonable limits of materiality and within the framework of the Partnership’s accounting policies.

Future accounting standards

A number of new standards, and amendments to standards and interpretations, are not yet effective for the quarter ended September 30, 2011 and have not been applied in preparing the unaudited condensed interim consolidated financial statements. The following standards and interpretations have been issued by the International Accounting Standards Board and the International Financial Reporting Interpretations Committees with effective dates relating to the annual periods starting on or after the effective dates as follows:

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

September 30, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

International Accounting Standards (IAS/IFRS)	Effective Date
IAS 1 — Presentation of Financial Statements	July 1, 2012
IFRS 10 — Consolidated Financial Statements	January 1, 2013
IFRS 11 — Joint Arrangements	January 1, 2013
IFRS 12 — Disclosures of Interests in Other Entities	January 1, 2013
IFRS 13 — Fair Value Measurement	January 1, 2013
IAS 19 — Employee Benefits	January 1, 2013
IFRS 9 — Financial Instruments	January 1, 2015

IAS 1 — In June 2011, the International Accounting Standards Board (IASB) issued amendments to IAS 1 which will require entities to group items within other comprehensive income on the basis of whether or not they will be reclassified to profit or loss in a future period. The amendments are to be applied retrospectively. Early adoption is permitted.

IFRS 10 — In May 2011, the IASB issued IFRS 10 which replaces IAS 27 — Consolidated and Separate Financial Statements and SIC — 12 Consolidation — Special Purpose Entities. IFRS 10 establishes principles for the presentation and preparation of consolidated financial statements. The new standard provides a revised definition of control and a single consolidation model as the basis for consolidation for all types of entities. The standard also provides additional guidance to assist in the determination of control where this is difficult to assess. IFRS 10 is to be applied retrospectively. Early adoption is permitted but must be applied simultaneously with IFRS 11 — Joint Arrangements and IFRS 12 — Disclosure of Interests in Other Entities.

IFRS 11 — IFRS 11 was issued in May 2011 and supersedes IAS 31 — Interests in Joint Ventures and SIC 13 — Jointly Controlled Entities — Non-Monetary Contributions by Venturers. The standard provides a revised method to the classification of joint arrangements in the financial statements and may result in a different method of accounting for the Partnership’s existing arrangements. The Partnership currently accounts for its joint arrangement using the proportionate consolidation method. IFRS 11 is to be applied retrospectively. Early adoption is permitted but must be applied simultaneously with and IFRS 12 — Disclosure of Interests in Other Entities.

IFRS 12 — In May 2011, the IASB issued IFRS 12, a new and comprehensive standard on disclosure requirements for all forms of interests in other entities, including subsidiaries, joint arrangements, associates and unconsolidated structured entities. IFRS 12 is to be applied retrospectively. Early adoption is permitted but must be applied simultaneously with IFRS 10 — Consolidated Financial Statements and IFRS 11 — Joint Arrangements.

IFRS 13 — In May 2011, the IASB issued IFRS 13 which defines fair value, sets out in a single IFRS a framework for measuring fair value and requires disclosures about fair value measurements. IFRS 13 applies to fair value measurements required or permitted by other IFRSs. It does not introduce any new requirements to measure an asset or a liability at fair value, change what is measured at fair value in IFRSs or address how to present changes in fair value. Earlier adoption of the amendment is permitted.

IAS 19 — In June 2011, the IASB issued an amendment to IAS 19. The amendment introduced improvements related to: (a) eliminating the option to defer the recognition of actuarial gains and losses, known as the ‘corridor method’, (b) requiring a new presentation approach the improves the visibility of different types of gains and losses, and (c) enhancing the disclosure requirements about the characteristics of defined benefit plans and the risks that entities are exposed to through participation in these plans. Earlier application of the amendment is permitted.

IFRS 9 —In November 2009, the IASB issued IFRS 9 — Financial Instruments which addresses the classification and measurement requirements of financial assets. The standard was amended in October 2010 to include the requirements for classification and measurement of financial liabilities. This amendment to IFRS 9 is to be applied retrospectively. Early adoption of the amendment is permitted.

The extent of the impact of adoption of these standards and interpretations on the consolidated financial statements of the Partnership has not been determined.

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

September 30, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

2.                        Assets and liabilities held for sale

On June 20, 2011 the Partnership agreed to sell its Southport and Roxboro facilities (the disposal group) to an affiliate of Capital Power Corporation for approximately $121 million contingent on the sale of the Partnership to Atlantic Power Corporation. The sale is expected to close in the fourth quarter of 2011. The Partnership will not have any continuing involvement in the disposal group after the disposal transaction. Accordingly, the assets and liabilities of the disposal group at September 30, 2011 have been segregated and presented as assets and liabilities held for sale as follows:

September 30,
2011
Assets held for sale
Cash and cash equivalents	$6.0
Accounts receivable	5.8
Inventories	7.9
Prepaids and other	0.1
Property, plant and equipment	102.2
Goodwill	21.4
$143.4
Liabilities held for sale
Accounts payable	$5.1
Decommissioning provision	16.6
Other liabilities	0.4
$22.1

No impairment loss was recognized in the condensed statement of comprehensive income for the three and nine months ended September 30, 2011 as the carrying amount of the disposal group approximates its fair value less cost to sell.

At September 30, 2011, accumulated other comprehensive loss included accumulated foreign exchange losses of $0.3 million related to the Partnership’s investment in the disposal group that will be reclassified to net income (loss) on disposal.

3.                        Derivative instruments

Derivative instruments are held to manage financial risk related to energy procurement and treasury management. All derivative instruments, including embedded derivatives, are classified as held at fair value through profit or loss and are recorded at fair value on the statement of financial position as derivative instruments assets and derivative instruments liabilities unless exempted from derivative treatment as a normal purchase, sale or usage. All changes in their fair value are recorded in the condensed interim consolidated statement of income.

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

September 30, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

The derivative instruments assets and liabilities used for risk management purposes consist of the following:

	September 30, 2011
			Foreign
	Natural gas		exchange
	Hedges	Non-hedges	Non-hedges	Total
Derivative instruments assets:
Current	$—	$—	$3.0	$3.0
Non-current	—	—	12.3	12.3

Derivative instruments liabilities:
Current	(19.6)	(1.8)	(0.6)	(22.0)
Non-current	(69.9)	(0.1)	(0.3)	(70.3)
	$(89.5)	$(1.9)	$14.4	$(77.0)
Net notional amounts:
Gigajoules (GJs)(millions)	33.1	3.3
US foreign exchange (US dollars in millions)			297.3
Contract terms (years)	5.3	0.1 to 1.3	0.2 to 4.7

	December 31, 2010
			Foreign
	Natural gas		exchange
	Hedges	Non-hedges	Non-hedges	Total
Derivative instruments assets:
Current	$—	$—	$10.4	$10.4
Non-current	—	—	29.7	29.7

Derivative instruments liabilities:
Current	(16.2)	(3.0)	(1.9)	(21.1)
Non-current	(76.9)	—	(5.0)	(81.9)
	$(93.1)	$(3.0)	$33.2	$(62.9)
Net notional amounts:
Gigajoules (GJs)(millions)	37.8	6.5
US foreign exchange (US dollars in millions)			309.0
Contract terms (years)	6.0	0.8 to 2.0	0.2 to 5.5

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

September 30, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

Unrealized and realized pre-tax gains and losses on derivative instruments recognized in the condensed interim consolidated statement of income and other comprehensive income were:

		Three months ended		Nine months ended
	Financial statement	September 30		September 30
	category	2011	2010	2011	2010

Foreign exchange non-hedges	Revenue	$(20.6)	$11.4	$(10.3)	$1.4
Natural gas non-hedges	Cost of fuel	0.6	(3.6)	2.6	(9.5)
Natural gas hedges - ineffective portion	Cost of fuel	(0.3)	—	(2.0)	(0.8)
Natural gas hedges - effective portion	Other comprehensive income (loss)	2.9	(33.0)	4.0	(63.2)

The Partnership has elected to apply hedge accounting on certain derivative instruments it uses to manage commodity price risk relating to natural gas prices. For the three and nine months ended September, 2011, the change in the fair value of the ineffective portion of hedging derivatives required to be recognized in the condensed interim consolidated statement of income was $0.3 million and $2.0 million respectively.

Net after tax gains and losses on derivative instruments designated as cash flow hedges are included in accumulated other comprehensive income at September 30, 2011. Losses of $49.5 million are expected to settle and be reclassified to the condensed interim consolidated statement of income in the following periods:

September 30,
2011
Within one year	$12.4
Between 1 to 5 years	35.2
After more than 5 years	1.9
$49.5

The Partnership’s cash flow hedges extend up to 2016.

4.                        Finance costs

	Three months ended		Nine months ended
	September 30		September 30
	2011	2010	2011	2010
Interest on long-term debt	$9.7	$9.8	$28.8	$29.1
Accretion and amortization	1.3	0.7	2.5	2.0
Other	(0.2)	0.7	1.0	1.5
	$10.8	$11.2	$32.3	$32.6

5.                        Segment information

The Partnership operates in one reportable business segment involved in the operation of electrical generation plants within British Columbia, Ontario and in the US in California, Colorado, Illinois, New Jersey, New York, North Carolina and Washington State.

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

September 30, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

Geographic information

	Three months ended September 30, 2011			Three months ended September 30, 2010
	Canada	US	Total	Canada	US	Total
Revenue	$27.3	$88.9	$116.2	$57.4	$83.3	$140.7

	Nine months ended September 30, 2011			Nine months ended September 30, 2010
	Canada	US	Total	Canada	US	Total
Revenue	$143.2	$234.5	$377.7	$154.6	$227.6	$382.2

	As at September 30, 2011			As at December 31, 2010
	Canada	US	Total	Canada	US	Total
Assets
PP&E	$435.0	$437.9	$872.9	$448.5	$510.0	$958.5
Goodwill	—	24.8	24.8	—	43.8	43.8
Intangible assets	31.3	253.5	284.8	33.6	256.5	290.1
	$466.3	$716.2	$1,182.5	$482.1	$810.3	$1,292.4

	Nine months ended September 30, 2011			Nine months ended September 30, 2010
	Canada	US	Total	Canada	US	Total
Capital additions	$6.1	$10.4	$16.5	$10.6	$10.9	$21.5

6.                        Contingencies

The Partnership and Atlantic Power Corporation (Atlantic Power) have entered into an agreement pursuant to which Atlantic Power would acquire, directly and indirectly, all of the outstanding limited partnership units of the Partnership (the “Transaction”). If the Transaction fails to receive unitholder approval, the Partnership will reimburse Atlantic Power for its costs associated with the Transaction up to $8 million. Further, any solicitation or recommendation of a competing proposal or offer prior to completion of this agreement will result in the payment of a $35 million termination fee. There is no possibility of any reimbursement of these amounts once paid.

Contingent on the completion of the Transaction, the Partnership will pay $8.5 million to affiliates of Capital Power Corporation for the termination of certain management and operations agreements and will pay success fees of approximately $12 million to its financial advisors.

7.                        Transition to IFRS

For all periods up to and including the year ended December 31, 2010, the Partnership prepared its financial statements in accordance with previous Canadian GAAP.

The Partnership has prepared financial statements which comply with IFRS applicable for periods beginning on or after January 1, 2010 as described in note 2. In preparing these financial statements, the Partnership’s opening statement of financial position was prepared as at January 1, 2010, the Partnership’s date of transition to IFRS. This note explains the principal adjustments made by the Partnership in restating its previously published Canadian GAAP financial statements for the three and nine months ended September 30, 2010. Explanations of the principal adjustments made by the Partnership in restating its Canadian GAAP Statement of Financial Position as at January 1, 2010 and its financial statements for the twelve months ended December 31, 2010 are included in the condensed interim consolidated financial statements for the first quarter of 2011. The Partnership has applied the following optional exemptions in its transition from Canadian GAAP to IFRS:

Business combinations

IFRS 1 provides the option to apply IFRS 3, Business Combinations, retrospectively or prospectively from the date of transition. The Partnership has taken the IFRS 1 election to not restate previous business combinations at the date of transition. Goodwill arising on such business combinations before the date of transition has not been adjusted from its carrying value previously reported.

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

September 30, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

Translation of foreign operations

The Partnership has elected the option available under IFRS 1, to deem the cumulative translation account for all foreign operations to be $nil at the date of transition, and to reclassify all amounts determined in accordance with previous GAAP at that date to retained earnings.

Decommissioning liabilities

IFRS 1 provides an optional election to adopt a simplified approach, whereby the Partnership can elect to not calculate retrospectively the effect of each change in estimate that occurred prior to the date of transition. The Partnership has elected to use the simplified approach.

Fair value as deemed cost

IFRS 1 also provides an optional election on transition to IFRS which allows the use of fair value as deemed cost on items of property, plant and equipment. The Partnership has elected under IFRS 1 to fair value certain items of property, plant and equipment.

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

September 30, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

Reconciliation of equity

Reconciliation of equity - September 30, 2010

		IAS 16	IAS		Other
	Canadian	and	36	IFRS 1	impacts	Presentation
	GAAP	37 (a)	(b)	(c)	(d)	adjustment	IFRS
ASSETS
Current assets
Cash and cash equivalents	$8.4	$—	$—	$—	$—	$—	$8.4
Trade and other receivables	57.2	—	—	—	—	—	57.2
Inventories	40.3	—	—	—	—	—	40.3
Prepaids and other	7.2	—	—	—	—	—	7.2
Future income tax asset	1.7	—	—	—	—	(1.7)	—
Derivative assets	7.5	—	—	—	—	—	7.5
Total current assets	122.3	—	—	—	—	(1.7)	120.6

Non-current assets
Derivative assets	21.6	—	—	—	—	—	21.6
Other financial assets	47.2	—	—	—	3.4	(1.3)	49.3
Deferred tax asset	39.2	—	—	—	(3.7)	1.7	37.2
Intangible assets	305.2	—	(0.8)	—	—	1.3	305.7
Property, plant and equipment	1,020.0	(11.5)	(67.2)	53.7	—	—	995.0
Goodwill	46.6	—	(1.2)	—	—	—	45.4
Total non-current assets	1,479.8	(11.5)	(69.2)	53.7	(0.3)	1.7	1,454.2
Total assets	$1,602.1	$(11.5)	$(69.2)	$53.7	$(0.3)	$—	$1,574.8

LIABILITIES AND PARTNERS’ EQUITY
Liabilities
Trade and other payables	$60.0	$—	$—	$—	$—	$—	$60.0
Derivative liabilities	21.8	—	—	—	—	—	21.8
Total current liabilities	81.8	—	—	—	—	—	81.8

Non-current liabilities
Derivative liabilities	84.0	—	—	—	—	—	84.0
Loans and borrowings	709.1	—	—	—	—	—	709.1
Deferred tax liabilities	46.9	—	—	—	(16.0)	—	30.9
Decommissioning provision	—	30.5	—	—	—	29.4	59.9
Other liabilities	37.0	—	—	—	—	(29.4)	7.6
Total non-current liabilities	877.0	30.5	—	—	(16.0)	—	891.5
Total liabilities	958.8	30.5	—	—	(16.0)	—	973.3

Equity attributable to equity holders of the Partnership
Partners’ capital	1,220.8	—	—	—	—	—	1,220.8
Retained earnings	(600.2)	(42.5)	(69.7)	(76.4)	10.5	—	(778.3)
Accumulated other comprehensive loss	(197.0)	0.5	0.5	130.1	4.5	—	(61.4)
	423.6	(42.0)	(69.2)	53.7	15.0	—	381.1
Preferred shares issued by a subsidiary company	219.7	—	—	—	0.7	—	220.4
Total equity	643.3	(42.0)	(69.2)	53.7	15.7	—	601.5
Total liabilities and equity	$1,602.1	$(11.5)	$(69.2)	$53.7	$(0.3)	$—	$1,574.8

Notes to the equity reconciliations

a)         IAS 16 Property, plant and equipment (PP&E) & IAS 37 provisions

IFRS are more specific with respect to the level at which component accounting is required and mandates that overhauls embedded within the initial carrying amount of a component must be treated as a separate component.

In accordance with IAS 16, PP&E has decreased by $36.3 million at September 30, 2010 as a result of identifying the significant components and calculating the adjustment to accumulated depreciation for the components’ useful lives

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

September 30, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

as well as derecognizing the overhauls that were inherent in the original turbines and a subsequent overhaul has been performed.

In accordance with IAS 37, provisions are required to be measured at the best estimate of the expected expenditure using discount rates appropriate for each liability. Under Canadian GAAP the provision was measured at fair value. The provision is to be re-measured at each reporting period for any changes in cash flow estimates, timing of decommissioning activity and discount rates. Accordingly, the Partnership re-measured its asset retirement obligations with revised discount rates for all decommissioning liabilities. The re-measurement of the decommissioning liabilities resulted in an increase of $30.5 million at September 30, 2010 to the non-current provision. The re-measurement of the decommissioning liability also resulted in an increase to the associated PP&E of $24.8 million at September 30, 2010.

These adjustments resulted in an increase to the deficit of $42.5 million at September 30, 2010.

Accumulated other comprehensive loss (AOCL) decreased by $0.5 million at September 30, 2010 as a result of translating the IFRS adjustments for the Partnership’s operations with a US dollar functional currency.

b)         IAS 36 Impairments

In accordance with IAS 36, the Partnership reviewed the recoverable amount for its CGUs with allocated goodwill at both the date of transition and in the third quarter of 2010. IAS 36 also requires that impairment testing be done on a CGU level and requires that goodwill be allocated to the CGU level and included in the impairment test for each plant. The Partnership has determined its CGUs to be at the plant level. For these CGU’s, management assessed whether there were any triggering events at December 31, 2010. The recoverable amounts were calculated on a fair value less cost to sell basis, using discounted cash flow models based on the Partnership’s long term planning model. Previously under GAAP, the carrying values were compared to the undiscounted cash flows first and if the undiscounted cash flows exceeded carrying value then no further steps were taken.

As a result of the changes to the determination of recoverable amounts and the allocation of the goodwill to the CGUs, the Partnership recorded total impairments of $23.7 million at December 31, 2009, which includes $12.9 million for Roxboro and $8.0 million for Greeley. The impairments at Roxboro and Greeley were the result of weakening economic conditions in their respective markets. Impairment charges of $25.1 million and $21.7 million related to the Calstock and Tunis CGUs respectively were recorded in the third quarter of 2010 primarily due to lower expectations for waste heat as a result of lower expected pipeline throughput. The impacts at September 30, 2010 to intangible assets, PP&E and goodwill were decreases of $0.8 million, $67.2 million and $1.2 million respectively.

These adjustments resulted in an increase to the deficit of $69.7 million at September 30, 2010.

AOCL decreased by $0.5 million at September 30, 2010 as a result of translating the IFRS adjustments for the Partnership’s operations with a US dollar functional currency.

c)         IFRS 1 First time adoption of IFRS

As a result of the Partnership taking the IFRS 1 election to use fair value as deemed cost for the PP&E at Manchief and Curtis Palmer, the PP&E balance increased by $53.7 million at September 30, 2010. The change in the value of the increase to fair value subsequent to January 1, 2010 is a result of depreciation of the increase to fair value and foreign exchange impacts. The aggregate fair value deemed as cost for the PP&E of these plants at January 1, 2010 was $210.2 million.

As a result of the Partnership taking the IFRS 1 election to deem the balance for the cumulative translation amount to be $nil on January 1, 2010, the accumulated other comprehensive loss decreased by $131.9 million.

These adjustments resulted in an increase to the deficit of $76.4 million at September 30, 2010.

AOCL increased by $1.9 million at September 30, 2010 as a result of translating the fair value as deemed cost election taken by the Partnership’s operations with a US dollar functional currency.

d)         Other impacts

In accordance with IAS 39, Financial Instruments: Recognition and Measurement, financial assets available for sale

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

September 30, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

must be measured at fair value. Under Canadian GAAP, the investment in PERH was carried at the lower of historic cost and fair value. IAS 39 requires financial assets to be measured at fair value even if it is not traded in an active market. Fair value was established using the market price of Primary Energy Recycling Corporation (PERC), a publicly traded company whose sole asset is an investment in PERH. As a result of measuring the investment in PERH at its fair value, other financial assets were increased by $3.4 million at September 30, 2010. As this adjustment is unrealized, the offset is included in AOCL.

In accordance with IAS 39, hedge effectiveness testing must incorporate the Partnerships’ credit risk which resulted in the Partnership’s deficit increasing by $0.4 million at September 30, 2010. As this adjustment is unrealized, the offset is included in AOCL, which is recorded net of tax.

The tax impacts recorded against the above adjustments were $1.1 million at September 30, 2010.

Other impacts also include the impact to the deferred tax assets and deferred tax liabilities resulting from all of the IFRS transition adjustments discussed above. The deferred tax asset decreased by $3.7 million at September 30, 2010. The deferred tax liability decreased by $16.0 million at September 30, 2010.

AOCL decreased by $2.0 million at September 30, 2010 as a result of translating the other adjustments for the Partnership’s operations with a US dollar functional currency.

Reconciliation of total comprehensive income (loss)

Reconciliation of total comprehensive income - three months ended September 30, 2010

					Other
	Canadian	IAS 16	IAS 36		impacts	Presentation
	GAAP	and 37	(a)	IFRS 1	(b)	adjustment	IFRS
Revenues	$140.7	$—	$—	$—	$—	$—	$140.7
Cost of fuel	59.1	—	—	—	(1.3)	—	57.8
Operating and maintenance expense	24.9	—	—	—	—	—	24.9
	56.7	—	—	—	1.3	—	58.0

Other costs (income)
Depreciation	25.1	1.0	(0.3)	1.0	—	(0.6)	26.2
Impairments	—	—	46.8	—	—	—	46.8
Administrative and other expenses	5.3	—	—	—	—	—	5.3
Finance costs	10.6	—	—	—	—	0.6	11.2
Income (loss) before income tax	15.7	(1.0)	(46.5)	(1.0)	1.3	—	(31.5)

Income tax expense (recovery)	1.7	—	—	—	(9.8)	—	(8.1)

Income (loss) for the period	14.0	(1.0)	(46.5)	(1.0)	11.1	—	(23.4)
Other comprehensive income (loss)	(43.5)	0.8	0.8	(3.0)	4.2	—	(40.7)
Total comprehensive income (loss)	$(29.5)	$(0.2)	$(45.7)	$(4.0)	$15.3	$—	$(64.1)

Attributable to:
Equity holders of the Partnership	$(32.9)	$(0.2)	$(45.7)	$(4.0)	$15.3	$—	$(67.5)
Preferred share dividends of a subsidiary company	3.4	—	—	—	—	—	3.4

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

September 30, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

Reconciliation of total comprehensive income - nine months ended September 30, 2010

					Other
	Canadian	IAS 16	IAS 36	IFRS	impacts	Presentation
	GAAP	and 37	(a)	1	(b)	adjustment	IFRS
Revenues	$382.2	$—	$—	$—	$—	$—	$382.2
Cost of fuel	176.4	—	—	—	(1.7)	—	174.7
Operating and maintenance expense	71.7	—	—	—	—	—	71.7
Operating margin	134.1	—	—	—	1.7	—	135.8

Other costs (income)
Depreciation	74.9	(0.3)	(0.8)	2.7	—	(2.4)	74.1
Impairments	—	—	46.8	—	—	—	46.8
Administrative and other expenses	10.9	—	—	—	—	—	10.9
Finance costs	29.6	(1.2)	—	—	—	4.2	32.6
Finance income	—	—	—	—	—	(1.8)	(1.8)
Income (loss) before income tax	18.7	1.5	(46.0)	(2.7)	1.7	—	(26.8)

Income tax recovery	(7.8)	—	—	—	(11.2)	—	(19.0)

Profit (loss) for the period	26.5	1.5	(46.0)	(2.7)	12.9	—	(7.8)
Other comprehensive income (loss)	(59.6)	0.5	0.5	(1.8)	4.6	—	(55.8)
Total comprehensive income (loss)	$(33.1)	$2.0	$(45.5)	$(4.5)	$17.5	$—	$(63.6)

Attributable to:
Equity holders of the Partnership	$(43.7)	$2.0	$(45.5)	$(4.5)	$17.5	$—	$(74.2)
Preferred share dividends of a subsidiary company	10.6	—	—	—	—	—	10.6

Notes to the total comprehensive income reconciliations

a)         IAS 36 Impairments

The impact to depreciation as a result of implementing IAS 36 is a decrease of $0.3 million and $0.8 million for the three and nine months ended September 30, 2010, respectively.

During the third quarter of 2010, additional asset impairments totalling $46.8 million were recorded related to the Calstock and Tunis CGUs.

OCL decreased by $0.8 million and $0.5 million for the three and nine months ended September 30, 2010, respectively as a result of translating the IAS 36 adjustments for the Partnership’s operations with a US dollar functional currency.

b)         Other impacts

The impact of incorporating the Partnership’s credit risk in the hedge effectiveness testing, under IAS 39, is a decrease to fuel of $1.3 million and $1.7 million for the three and nine months ended September 30, 2010, respectively. The offset is an increase to OCL.

The combined impact of these adjustments to income tax recovery for the three and nine months ended September 30, 2010 is an increase of $9.8 million and $11.2 million, respectively.

The remaining adjustments impact OCL as follows:

•                  As a result of the Partnership using PERC’s share price as a proxy, to determine the fair market value of its investment in PERH, OCL decreased by $2.3  million and $4.4  million for the three and nine months ended September 30, 2010, respectively.

•                  OCL decreased by $3.2  million and $1.9  million for the three and nine months ended September 30, 2010,

Capital Power Income L.P.

Notes to the Condensed Interim Consolidated Financial Statements

September 30, 2011

(Unaudited, tabular amounts in millions of Canadian dollars)

respectively as a result of translating the other adjustments for the Partnership’s operations with a US dollar functional currency.

Summary of other comprehensive loss adjustments

	Three months
	ended September	Nine months ended
	30, 2010	September 30, 2010
IAS 39 - Hedge effectiveness	(1.3)	(1.7)
IAS 39 - PERH fair value	2.3	4.4
Foreign exchange impacts	3.2	1.9
	4.2	4.6